SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934

                          Date of Report: July 22, 2004

                            Trident Rowan Group, Inc.
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               (Exact name of registrant as specified in charter)

                                    Maryland
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                 (State or other jurisdiction of incorporation)

      000-2642                                        52-0466460
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(Commission File Number)                    (IRS Employer Identification No.)

                     c/o Comtech Group, Room 1001, Tower C,
                               Skyworth Building,
                       High-Tech Industrial Park Nanshan,
                               Shenzhen 5180, PRC
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              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  011-755-267-4327


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Item 1. Change in Control of Registrant

      On May 25, 2004, the Registrant entered into a Share Exchange Agreement (the "Exchange Agreement") with Comtech Group, Inc., a privately owned Cayman Island company ("Comtech"), and Comtech's shareholders, Comtech Global Investment Ltd., Purple Mountain Holding Ltd., and Ren Investment Ltd.(collectively, the "Shareholders"), pursuant to which the Registrant was to acquire all of the issued and outstanding shares of stock of Comtech in exchange for the issuance in the aggregate of 42,000,000 of the Registrant's shares of common stock to the Shareholders. The transaction contemplated by the Exchange Agreement was consummated on July 22, 2004. Pursuant to certain provisions in the Exchange Agreement, the number of shares to issued to the Shareholders was adjusted at closing to 40,502,150 (the "Shares").

      As a result of the transaction, Comtech became a wholly-owned subsidiary of the Registrant and, upon the issuance of the Shares, the Shareholders owned approximately 91.2% of all of the Registrant's issued and outstanding stock. The Registrant currently has a total of 44,422,050 shares of Common Stock issued and outstanding on a non-fully diluted basis.

      Also, in connection with the transaction, there was a change in the majority of the Registrant's Board of Directors and in Management. The Registrant's Board of Directors currently comprises seven members, including Mark Hauser and Mark Segall, who previously served as members of the Registrant's Board of Directors, and Jingwei (Jeffrey) Kang, Amy Kong, Bin Li, Zhou Li and Jason Kim who were appointed to the Board. Messrs. Hauser and Arbib resigned as Co-Chief Executive Officers and Mr. Jeffrey Kang was elected as Chief Executive Officer.

      The Registrant, Emanuel Arbib, Gianni Bulgari, Mark S. Hauser and Mark B. Segall (the "TRG Stockholders") and the Shareholders have executed and delivered a stockholders' agreement, which provides for the designation and voting by the TRG Stockholders and Shareholders of persons to serve on the Registrant's Board of Directors. Pursuant to the stockholders' agreement, during the two-year period commencing on the date of the consummation of the Exchange Agreement, the TRG Stockholders and the Shareholders will be permitted to designate two and five persons, respectively, for nomination at each annual meeting of the Registrant's stockholders, and will be required to vote their shares of Common Stock for all such nominees.

      The Registrant is not aware of any arrangements which may at a subsequent date result in a change in control.

      A press release announcing the consummation of the transaction was issued on July 23, 2004. A copy of the press release is attached to this Form 8-K as
Exhibit 99.1.

OVERVIEW

      Comtech's predecessor was founded in 1995. Through its subsidiaries, Comtech is a design solutions provider and value-added distribution company serving telecom equipment, mobile device and consumer electronics manufacturers in China. As a design solutions provider, Comtech procures its core technologies from its vendors and suppliers that produce critical enabling components. Comtech then develops application technologies around these enabling components, including (1) mobile device products such as LCD modules, camera modules, lightning protection modules and storage for smart phones, (2) optical transmission products such as transmitters, modulators, transceivers, amplifiers, attenuators and switching products, and (3) data communication products, such as ADSL modems, network data processors, interconnects, Ethernet transceivers, flash storage and voice over IP products.


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Comtech is headquartered in Shenzhen and has numerous other offices throughout
China.

ITEM 7. EXHIBITS

Exhibit No.       Description
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2.1               Share Exchange Agreement, dated May 25, 2004
4.1               Stockholders Agreement, dated July 22, 2004
99.1              Press Release, dated July 23, 2004

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TRIDENT ROWAN GROUP, INC.

                                       By:/s/ Jingwei Kang
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                                       Name:  Jingwei Kang
                                       Title:  Chief Executive Officer
Dated: July 23, 2004


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